Exhibit 10-ee
ADC TELECOMMUNICATIONS, INC.
INCENTIVE STOCK OPTION AGREEMENT

Optionee:	Option Number:
Optionee ID:	Plan: GSIP/1991
This Incentive Stock Option Agreement (the “Agreement”) is entered into effective by and between ADC Telecommunications, Inc., a Minnesota corporation, (the “Company”), and the above-identified Optionee pursuant to the Company’s Global Stock Incentive Plan (the “Plan”).
Effective the date written above, the Optionee has been granted an option (the “Option”) to purchase all or any part of an aggregate of shares of common stock, par value US$.20 per share, of the Company (the “Common Stock”) at the price of US$  per share subject to the terms and conditions set forth herein and in the Plan and Exhibit A to this Agreement. This Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
The total aggregate purchase price for all of the shares purchasable under this Option is US$.
Subject to the terms and conditions of this Agreement, Exhibit A to this Agreement and the Plan, this Option shall in all events terminate seven (7) years after the date of grant (the “Expiration Date”). The shares subject to this Option shall vest and may be exercised in whole or in part by the Optionee according to the following vesting schedule:

Number of Option
Vesting Date	Shares Vesting	Expiration Date

Subject to the provisions of the Plan and Exhibit A, the Optionee must be actively employed by the Company or any of its Affiliates on each Vesting Date for vesting to occur. Termination of employment after a Vesting Date may accelerate the Expiration Date (see terms of the Plan and Exhibit A).
Optionee and the Company agree that these Options are granted under and governed by the terms and conditions of this Agreement, Exhibit A to this Agreement, and the Plan. Each of these documents and a Prospectus related to shares covered by the Plan has been provided to Optionee. Optionee specifically acknowledges that Exhibit A to this Agreement contains an agreement by Optionee not to solicit employees of the Company or its Affiliates on behalf of any other employer, a data privacy consent by Optionee and certain other acknowledgements by Optionee.
Optionee acknowledges that this Option is subject to the ongoing discretionary authority of the Company to determine: (i) the permissible manner of exercise of the Option (including but not limited to the authority of the Company to require a mandatory cashless exercise); (ii) the permissible timing of exercise of the Option; and (iii) any other restrictions that the Company deems necessary and advisable, including but not limited to restrictions pertaining to applicable law. Optionee further acknowledges that in the event the Optionee chooses to effect a simultaneous exercise and sale of all or a portion of the shares that are subject to this Option, neither the Company nor its third party stock option administrator will guarantee any particular market price for the sale of the shares, nor shall the Company or its third party administrator be responsible for any failure to obtain any particular market price due to delays in the exercise of this Option or any other reason.

Version Effective December 18, 2006	-Over-

ADC TELECOMMUNICATIONS, INC.

Jeffrey D. Pflaum, Vice President, Corporate Secretary & General Counsel	Date

OPTIONEE

Date

Government/Taxpayer ID#

Home Address

THE OPTIONEE MUST PROMPTLY SIGN AND RETURN THIS AGREEMENT TO THE COMPANY AT THE ADDRESS LISTED BELOW. IF THIS AGREEMENT IS NOT SIGNED AND RETURNED WITHIN SIXTY (60) DAYS FROM THE DATE OF MAILING THIS AGREEMENT, THIS OPTION SHALL BE VOID AND HAVE NO FORCE OR EFFECT.
Postal Mail:
ADC
Attn: HR Stock Compensation, MS 56
P.O. Box 1101
Minneapolis, MN 55440-1101 USA
Express Mail:
ADC
Attn: HR Stock Compensation, MS 56
13625 Technology Drive
Eden Prairie, MN 55344 USA
For questions regarding this Option, please contact ADC’s HR Stock Compensation Group as follows:
Email: stockprograms@adc.com
Facsimile:     952-238-1525
Telephone:    952-917-0576
                      800-366-3889 ext. 70576

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